Exhibit 99.2

CONTACT:
Harold Zagunis
FOR IMMEDIATE RELEASE	Redwood Trust, Inc.
Thursday, August 5, 2004	(415) 389-7373

Redwood Trust Reports Earnings for the Second Quarter of 2004

GAAP Earnings of $2.58 per share and Core Earnings of $1.74 per share

Mill Valley, CA August 5, 2004 – Redwood Trust, Inc. (NYSE: RWT), a financial institution that invests in real estate loans and securities, today reported GAAP earnings of $55 million, or $2.58 per share, for the second quarter of 2004. GAAP earnings for the first half of 2004 were $5.08 per share.

Core earnings for the second quarter of 2004 were $1.74 per share, a 54% increase over second quarter 2003 core earnings of $1.13 per share. Core earnings are on-going earnings from operations and thus exclude gains and losses from asset sales, calls, and changes in market values that are included in reported GAAP earnings. Core earnings for the first half of 2004 were $3.44 per share, a 71% increase over the $2.01 we earned in the first half of 2003.

Redwood’s total taxable income for the second quarter of 2004 was $3.04 per share outstanding. REIT taxable income (excluding income earned in taxable non-REIT subsidiaries) was $2.76 per share for the quarter. For the first half of 2004, total taxable income was $5.52 per share and REIT taxable income was $5.09 per share. All taxable income results reported here are estimates.

“The portfolio of real estate investments we have built over the last ten years continues to generate outstanding levels of cash flow and earnings,” said Doug Hansen, Redwood’s President.

“Our new investment activities continue to go well. We invested $80 million of equity capital in new real estate investments for our permanent portfolio during the second quarter,” added Hansen. “This is an increase from the $54 million of equity capital we invested in new assets in the first quarter of 2004. Our permanent investments this year include residential credit-enhancement securities acquired from securitizations sponsored by others, credit-enhancement, interest-only, and similar securities acquired from the “Sequoia” and “Acacia” asset-backed securities transactions that we sponsor, and a small amount of other equity-funded assets such as commercial real estate loans and commercial real estate credit-enhancement securities.”

“We believe our new real estate investments are likely to generate attractive cash flows and earnings for our shareholders in the future.”

Second Quarter Review

During the second quarter, Redwood acquired $2.7 billion high quality adjustable-rate residential real estate loans, $335 million high-quality home equity line of credit (HELOC) loans, $75 million residential loan credit-enhancement securities, $17 million in commercial real estate loans, and $193 million other residential and commercial real estate loan securities. Many of these assets were securitized during the quarter – Redwood sold assets to a securitization trust, and the trusts sold asset-backed securities (ABS) into the capital markets in order to fund the assets. Sales of asset-backed securities by trusts sponsored by Redwood totaled $3.2 billion for the quarter. Redwood invested its equity capital to purchase and hold for its permanent investment portfolio a small portion of the asset-backed securities issued by these trusts. For GAAP reporting purposes, all of the assets and ABS obligations of these trusts are consolidated onto Redwood’s reported balance sheet.

Redwood continues to use debt solely to fund the acquisition and accumulation of loans and securities on a short-term basis prior to selling these assets to securitization trusts. Redwood’s debt totaled $270 million at June 30, 2004.

Credit results for the second quarter of 2004 were excellent for all of Redwood’s asset portfolios.

Redwood has acquired the residential credit-enhancement securities from all of the Sequoia asset-backed securities trusts that Redwood has sponsored. This gives Redwood first-loss credit exposure (and opportunity) on all of the $20 billion of Sequoia residential loans that are consolidated on Redwood’s reported GAAP balance sheet. There were no credit losses in the Sequoia loan portfolio during the second quarter. Serious delinquencies rose slightly from 0.02% to 0.03% of loan balances (from $3 million to $5 million).

Redwood has built over a period of years a portfolio of $713 million principal value ($442 million market value) residential credit-enhancement securities acquired from securitization trusts sponsored by others. This portfolio gives Redwood credit exposure (and opportunity) on $97 billion of underlying residential real estate loans. Credit losses for these loans totaled $1.8 million for the second quarter, an annualized loss rate of less than one basis point (<0.01%) of loan balances. Serious delinquencies declined from $143 million to $131 million for these loans (from 0.20% to 0.14% of loan balances).

“Residential loan prepayment patterns continue to be beneficial for our portfolios,” noted Hansen. “We benefit from rapid prepayment rates on fixed rate and hybrid loans, and also from slow prepayment rates on adjustable-rate loans. Prepayment rates on fixed and hybrid loans have been rapid but have slowed recently. Prepayments on adjustable-rate loans have been slow but have recently have accelerated. Nevertheless, current prepayment rates are still attractive for our long-term results relative to the prepayment speeds we assume will occur when we acquire new assets.”

“We continue to closely match the interest rate characteristics of our assets and liabilities, with the goal of mitigating the direct effects that changes in interest rates could have on our earnings. During the second quarter, six-month LIBOR rates rose by 0.78% and one-month LIBOR rates rose by 0.26%. We do not believe these rate changes materially affected our second quarter results, nor do we believe these interest rate changes will materially impact our results going forward.”

During the second quarter, competition to acquire new assets continued to be strong, and acquisition prices for real estate loans and securities continued to be high relative to asset prices prevalent during the last few years. “Despite increased asset pricing, we continue to source a healthy supply of attractive investments for our portfolio,” noted Hansen. “Our relationships with originators, the specialized nature of many of the assets we focus on, and the strong brand names of the Sequoia and Acacia securitization programs allowed us to continue to acquire, securitize, and invest in assets profitably during the second quarter. In general, the effect of higher asset acquisition prices was fully offset by the higher prices (or lower funding costs) that Sequoia and Acacia trusts received from the issuance of their asset-backed securities into a strong fixed-income market.”

Redwood’s GAAP and taxable income exceeded core earnings due, in part, to calls of residential credit-enhancement securities. During the second quarter of 2004, calls of $31 million principal value of these securities generated $15 million of GAAP income and $10 million of estimated taxable income. Redwood does not include gains or losses from calls, sales, or market value fluctuations in core earnings.

For the second quarter of 2004, a $5.2 million one-time income item was included in Redwood’s GAAP income (but not in its core income). Redwood’s principal taxable non-REIT subsidiary, Holdings, has net operating loss carry-forwards for tax (NOLs) generated from operations that were closed a number of years ago. These NOLs have sheltered the income Holdings has earned in recent quarters. During the second quarter of 2004, Holdings earned sufficient income (primarily from gains-on-sale recognized for tax from profitable Sequoia securitizations plus fees earned from on-going management of Acacia transactions) such that it has now established (for GAAP) a track record of profitability, and thus under GAAP must recognize the remaining value of its NOLs as a one-time gain. Accordingly, in future quarters, Redwood will recognize – for GAAP and core earnings – an on-going tax expense accrual for Holding’s income.

The yield Redwood earns on its residential credit-enhancement securities portfolio continued to decline as the highest yielding assets are called away. Redwood’s yield from this portfolio was 20.3% in the second quarter of 2004 versus 21.6% in the prior quarter and 25.8% in the second quarter of 2003.

Outlook

“We earned a GAAP return on GAAP equity of 33% and a core return on core equity of 25% in the second quarter of 2004,” noted Hansen. “We do not believe these levels of return are sustainable.

“We expect that continued calls of the highest yielding assets in our residential credit-enhancement securities portfolio will diminish our on-going core earnings per share results over time, irrespective of market conditions, interest rates, or the quality and quantity of new assets we acquire.”

“In addition, many facets of our operating environment, including credit results, prepayment patterns, the level of supply of new loans, and the level of competition, have been extraordinarily favorable for several years. We are expecting a return to market conditions that could be considered more ‘normal’ or ‘average’ going forward. As a result, the long-term returns we realize from the assets we acquire today are not likely to reach the levels currently being produced by our seasoned assets.”

“We remain optimistic about our business, while recognizing that we will probably face some headwind (or enjoy less of a tailwind) going forward. We have a high-quality portfolio of long-life assets, our operations and balance sheet are strong and efficient, and we have a leading market position. We believe we will continue to produce attractive returns for shareholders.”

“We completed a $52 million equity offering in May. Including stock issued via our Direct Purchase and Dividend Reinvestment Plan, we raised a total of $100 million of new equity in the first half of 2004. Due to a strong supply of new investment opportunities, however, our equity capital was close to being fully invested by the end of the second quarter of 2004. To continue capitalizing on our market opportunities, we will most likely seek to raise additional equity capital during the second half of 2004. We believe additional equity issuance would be accretive to both earnings and book value. Nevertheless, we will continue to minimize our new stock issuance by aggressively recycling equity capital within our balance sheet and also by acquiring and securitizing only those new investments that we believe are both high quality and also have an attractive risk-reward profile.”

“The outlook for continuing our regular dividend payments of $0.67 per share per quarter remains excellent,” Hansen continued. “Since we earned an estimated $5.09 per share in REIT taxable income in the first half of 2004, it looks increasingly likely that we will be able to pay one or more special dividends during the remainder of 2004 or during 2005. Whether we pay special dividends, and the amount of any such special dividends, will depend on REIT taxable income results for the remainder of the year and on other factors Redwood’s Board may consider before declaring dividends.”

Disclosure and transparency

“We have always worked hard to keep our shareholders well informed in a clear and timely manner,” said Hansen. “We have recently made two changes to our shareholder communications that we believe will further improve our disclosure and transparency.”

“First, we are now releasing our press release, our Form 10-Q (including our financial statements, footnotes, and management’s discussion and analysis), and our supplemental information package all on the same day. We seek to make sure that all the up-to-date information on Redwood’s business is included in these documents. We believe it is better for shareholders to have access to all these documents at the same time rather than having them released over a period of several weeks.” (You can access these documents at our web site – www.redwoodtrust.com.)

“Second, we have revised some of the terminology we use to describe our business, and we are disclosing more specific information about our securitization activities and the financial nature of our balance sheet. Here is one example: We often invest in a small portion of the asset-backed securities issued by securitization trusts (Sequoia and Acacia) that we sponsor. Although our investment is limited, for GAAP purposes all of the assets and liabilities of these securitization trusts are consolidated on our reported balance sheet. As a result, we reported consolidated GAAP assets of $22 billion and consolidated GAAP liabilities of $21 billion as of June 30, 2004. This implies (correctly) that we have assumed the credit and prepayment risk on a large volume of real estate loans and securities relative to our equity base. It also perhaps implies (incorrectly) that Redwood has unlimited risk with respect to these assets, and also perhaps implies (again, incorrectly) that Redwood employs a high degree of financial leverage. In fact, Redwood had total debt of $270 million at June 30, 2004 (all of which was short-term recourse debt) not a particularly large amount for a financial institution, relative to our equity base of $758 million. The terminology we formerly used in our reported financial statements for the obligations of securitization trusts that are consolidated onto our balance sheet for GAAP purposes was “non-recourse long-term debt”. These obligations are non-recourse to Redwood Trust, but they are not Redwood’s long-term debt. They are solely the “long-term debt” obligations of the securitization trusts. Redwood does not have any long-term debt. Our new terminology for the obligations of these trusts that are consolidated onto our reported GAAP balance sheet is ‘asset-backed securities issued’.”

“Our GAAP balance sheet can be an important and valuable tool for investors. No single way of looking at our business, however, can effectively answer all the types of questions investors might have. So, at the risk of adding more complexity to a set of disclosures that are already complex, we continue to revise and expand our disclosures, seeking to provide greater transparency for shareholders. Please see our second quarter 2004 Form 10-Q, released today.”

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the federal securities laws that inherently include certain risks and uncertainties. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, among other things, changes in interest rates on our real estate loan assets and borrowings, changes in prepayment rates on our real estate loan assets, general economic conditions, particularly as they affect the price of real estate loan and the credit status of borrowers, and the level of liquidity in the capital markets, as it affects our ability to finance our real estate loan portfolio, and other risk factors outlined in the Company’s 2003 Annual Report on Form 10-K (available on the Company’s Web site or by request to the Contacts listed above). Other factors not presently identified may also cause actual results to differ. No one should assume that results or trends projected in or contemplated by the forward-looking statements included above will prove to be accurate in the future. We will revise our outlook from time to time and frequently will not disclose such revisions publicly.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
INCOME STATEMENT	2004	2004	2003	2003	2003
Interest Income	$138.0	$124.8	$108.3	$90.2	$71.4
Interest Expense	(90.4)	(79.5)	(68.6)	(55.6)	(41.8)

Net Interest Income	$47.6	$45.3	$39.7	$34.6	$29.6
Operating Expenses	(9.1)	(8.6)	(8.0)	(8.5)	(7.3)
Net Recognized Gains (Losses) and Valuation Adjustments	12.3	17.4	42.1	0.6	3.0
Variable Stock Option (Expense) Income	0.6	(1.4)	(2.7)	(0.5)	(1.5)
Provision For Income Taxes	3.7	(1.9)	(1.2)	(1.5)	(1.6)
Preferred Dividends	0.0	0.0	0.0	0.0	0.0

GAAP Earnings	$55.1	$50.8	$69.9	$24.7	$22.2
Less: Net Recognized Gains (Losses) and Valuation Adjustments	(12.3)	(17.4)	(42.1)	(0.6)	(3.0)
Less: Variable Stock Option Expense (Income)	(0.6)	1.4	2.7	0.5	1.5
Deferred Tax Benefit	(5.2)	0.0	0.0	0.0	0.0

Core Earnings (1)	$37.0	$34.8	$30.5	$24.6	$20.7
Average Diluted Shares (thousands)	21,325	20,399	19,801	19,018	18,433
GAAP Earnings per Share (Diluted)	$2.58	$2.49	$3.53	$1.30	$1.21
Core Earnings per Share (1)	$1.74	$1.71	$1.54	$1.29	$1.13
Estimated Total Taxable Income Per Share Outstanding	$3.04	$2.48	$3.88	$1.97	$1.93
Dividends per Common Share (Regular)	$0.670	$0.670	$0.650	$0.650	$0.650
Dividends per Common Share (Special)	$0.000	$0.500	$4.750	$0.000	$0.000

Total Dividends per Common Share	$0.670	$1.170	$5.400	$0.650	$0.650
Yield on Earning Assets	2.72%	2.75%	2.79%	3.03%	3.35%
Cost of Debt and Consolidated Asset-Backed Securities	1.82%	1.79%	1.81%	1.92%	2.05%
Net Interest Income / Average GAAP Equity	28.7%	31.0%	28.4%	25.1%	23.4%
Net Interest Income / Average Core Equity (2)	32.6%	35.7%	33.8%	30.2%	27.6%
GAAP ROE: GAAP Earnings/ Avg GAAP Common Equity	33.2%	34.8%	50.0%	17.8%	17.6%
Core ROE: Core Earnings / Avg Common Core Equity	25.4%	27.5%	26.0%	21.4%	19.4%

(1)	Core earnings is not a measure of earnings in accordance with generally accepted accounting principles (GAAP). It is calculated as GAAP earnings from ongoing operations less net recognized gains (losses) and valuation adjustments (which include gains and losses from sales and calls and valuation adjustments on certain assets hedges) and deferred tax benefits. Management believes that core earnings provides relevant and useful information regarding its results from operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments on only a portion of the company’s assets and stock options and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole or a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on-going earnings from operations. Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies.

(2)	Core equity is calculated as GAAP equity less unrealized gains and losses on certain assets and hedges. Management believes measurements based on core equity provide relevant and useful information regarding its results of operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments reflected in GAAP equity represent unrealized gains and losses on a portion of the balance sheet only and may not be reflective of the equity available to invest in operations. Because all companies and analysts do not calculate non-GAAP measures in the same fashion, core equity and ratios using core equity as calculated by the company may not be comparable to similarly titled measures reported by other companies.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Six	Six
	Months	Months
INCOME STATEMENT	2004	2003
Interest Income	$262.8	$132.6
Interest Expense	(169.9)	(78.7)

Net Interest Income	$92.9	$53.8
Operating Expenses	(17.7)	(13.8)
Net Recognized Gains (Losses) and Valuation Adjustments	29.7	3.9
Variable Stock Option Expense	(0.8)	(2.4)
Provision for Income Taxes	1.8	(3.6)
Preferred Dividends	0	(0.7)

GAAP Earnings	$105.9	$37.1
Less: Net Recognized Gains (Losses) and Valuation Adjustments	(29.7)	(3.9)
Less: Variable Stock Option Expense (Income)	0.8	2.4
Deferred Tax Benefit	(5.2)	0.0

Core Earnings (1)	$71.8	$35.7
Average Diluted Shares	20,856	17,730
GAAP Earnings per Share (Diluted)	$5.08	$2.09
Core Earnings per Share (1)	$3.44	$2.01
Estimated Total Taxable Income Per Share Outstanding	$5.52	$3.51
Dividends per Common Share (Regular)	$1.340	$1.300
Dividends per Common Share (Special)	$0.500	$0.000

Total Dividends per Common Share	$1.840	$1.300
Yield on Earning Assets	2.73%	3.33%
Cost of Debt and Consolidated Asset-Backed Securities	1.81%	2.07%
Net Interest Income / Average GAAP Equity	29.8%	21.6%
Net Interest Income / Average Core Equity (2)	34.1%	25.5%
GAAP Return on Equity: GAAP Earnings/ Average GAAP Equity	33.9%	15.3%
Core Return on Equity: Core Earnings / Average Core Equity	26.3%	17.5%

(1)	Core earnings is not a measure of earnings in accordance with generally accepted accounting principles (GAAP). It is calculated as GAAP earnings from ongoing operations less net recognized gains (losses) and valuation adjustments (which include gains and losses from sales and calls and valuation adjustments on certain assets hedges) and deferred tax benefits. Management believes that core earnings provides relevant and useful information regarding its results from operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments on only a portion of the company’s assets and stock options and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole or a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on-going earnings from operations. Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies.

(2)	Core equity is calculated as GAAP equity less unrealized gains and losses on certain assets and hedges. Management believes measurements based on core equity provide relevant and useful information regarding its results of operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments reflected in GAAP equity represent unrealized gains and losses on a portion of the balance sheet only and may not be reflective of the equity available to invest in operations. Because all companies and analysts do not calculate non-GAAP measures in the same fashion, core equity and ratios using core equity as calculated by the company may not be comparable to similarly titled measures reported by other companies.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	30-Jun	31-Mar	31-Dec	30-Sep	30-Jun
CONSOLIDATED BALANCE SHEET	2004	2004	2003	2003	2003
Residential Real Estate Loans	$19,916	$18,086	$16,239	$13,813	$9,247
Residential Home Equity Lines of Credit (HELOC)	327	—	—	—	—
Residential Loan Credit-Enhancement Securities	442	375	379	373	393
Commercial Real Estate Loans	34	22	22	24	35
Securities Portfolio	1,095	937	845	605	596
Cash and Cash Equivalents	38	58	59	32	36
Working Capital and Other Assets	110	66	83	54	49

Total Consolidated Assets	$21,962	$19,544	$17,627	$14,901	$10,356
Short-Term Debt	$270	$278	$236	$500	$218
Consolidated Asset-Back Securities Issued	20,870	18,583	16,783	13,782	9,543
Working Capital and Other Liabilities	64	75	55	53	48
Preferred Equity	0	0	0	0	0
Common Equity	758	608	553	566	547

Total Liabilities and Equity	21,962	$19,544	$17,627	$14,901	$10,356
Total GAAP Equity	$758	$608	$553	$566	$547
Less: Accumulated Other Comprehensive Income	(111)	(79)	(82)	(91)	(108)

Core Equity	$647	$529	$471	$475	$439
Common Shares Outstanding at Period End (thousands)	21,511	19,796	19,063	18,468	17,821
GAAP Equity (GAAP Book Value) per Common Share	$35.24	$30.72	$29.03	$30.65	$30.70
Core Equity (Core Book Value) per Common Share	$30.06	$26.75	$24.72	$25.75	$24.62
Average Total Consolidated Assets	$20,610	$18,386	$15,758	$12,132	$8,687
Average Consolidated Earning Assets	$20,283	$18,158	$15,504	$11,911	$8,524
Average Debt and Asset Backed Securities Issued	$19,890	$17,747	$15,120	$11,542	$8,160
Average Total GAAP Equity (Common and Preferred)	$664	$584	$559	$553	$505

REDWOOD TRUST, INC.
(All dollars in millions)

	30-Jun	31-Mar	31-Dec	30-Sep	30-Jun
LEVERAGE RATIOS (1)	2004	2004	2003	2003	2003
Total Reported Consolidated Assets	$21,962	$19,544	$17,627	$14,901	$10,356
Less: Assets Consolidated from Asset-Backed Securities Trusts	(20,934)	(18,658)	(16,838)	(13,835)	(9,591)

Redwood’s Direct Assets	$1,028	$886	$789	$1,066	$765
Total Redwood Debt and Consolidated Asset-Backed Securities	$21,140	$18,861	$17,019	$14,282	$9,761
Less: Consolidated Asset-Backed Securities	(20,870)	(18,583)	(16,783)	(13,782)	(9,543)

Redwood’s Debt	$270	$278	$236	$500	$218
Reported Debt and Consolidated Asset-Backed Securities to GAAP Equity	28x	31x	31x	25x	18x
GAAP Equity / Total Reported Consolidated Assets	3%	3%	3%	4%	5%
Redwood Debt to GAAP Equity	0.4x	0.5x	0.4x	0.9x	0.4x
GAAP Equity / Redwood’s Direct Assets	74%	69%	70%	53%	72%

(1)	The Asset-Backed Securities reported on our GAAP balance sheet as liabilities consist of Asset-Backed securities issued by bankruptcy-remote securitization trusts. The owners of these securities have no recourse to Redwood and must look only to the assets of the securitization trust for repayment. Both the assets and liabilities of these trusts, however, are consolidated on Redwood’s balance sheet for GAAP reporting purposes. Management believes that, in addition to using GAAP measures, an analyst could achieve insight into Redwood’s business and balance sheet by distinguishing between debt that must be repaid by Redwood and Asset-Backed Securities that are consolidated onto Redwood’s balance sheet from other entities. This table shows leverage ratios calculated for Redwood using both GAAP measures and also measures that incorporate Redwood’s debt only.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
	2004	2004	2003	2003	2003
Consolidated Residential Real Estate Loans
Start of Period Balances	$18,086	$16,239	$13,813	$9,247	$7,321
Acquisitions	2,703	2,322	2,897	4,997	2,168
Sales Proceeds (not including sales to consolidated asset-backed securities trusts)	0	0	(1)	0	0
Principal Pay Downs	(858)	(460)	(458)	(420)	(235)
Net Amortization Expense	(14)	(12)	(10)	(9)	(5)
Net Charge Offs (Recoveries)	0	0	0	0	0
Credit Provisions	(1)	(3)	(2)	(2)	(2)
Net Recognized Gains (losses) & Valuation Adjustments	0	0	0	0	0

End of Period Balances	$19,916	$18,086	$16,239	$13,813	$9,247
Average Amortized Cost During Period, Net of Credit Reserves	$18,754	$16,916	$14,381	$10,958	$7,670
Interest Income	$110	$99	$83	$64	$47
Yield	2.34%	2.34%	2.30%	2.32%	2.47%
Principal Value of Loans	$19,767	$17,951	$16,111	$13,704	$9,206
Credit Reserve	(20)	(19)	(16)	(14)	(12)
Net Premium to be Amortized	169	154	144	123	53

Residential Real Estate Loans	$19,916	$18,086	$16,239	$13,813	$9,247
Credit Reserve, Start of Period	$19	$16	$14	$12	$10
Net Charge-Offs	0	0	0	0	0
Credit Provisions	1	3	2	2	2

Credit Reserve, End of Period	$20	$19	$16	$14	$12
Delinquencies (90 days + FC + BK + REO)	$5	$3	$5	$2	$4
Delinquencies as % of Residential Loans	0.03%	0.02%	0.03%	0.01%	0.04%
Net charge-offs as % of Residential Loans (Annualized)	0.00%	0.00%	0.01%	0.00%	0.00%
Reserve as % of Residential Loans	0.10%	0.10%	0.10%	0.10%	0.13%
Reserve as % of Delinquencies	374%	548%	301%	852%	312%

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
	2004	2004	2003	2003	2003
Consolidated Residential Home Equity Lines of Credit (HELOC)
Start of Period Balances	$0	$0	$0	$0	$0
Acquisitions	335	0	0	0	0
Sales Proceeds (not including sales to consolidated asset-backed securities trusts)	0	0	0	0	0
Principal Pay Downs	(8)	0	0	0	0
Net Amortization Expense	(0)	0	0	0	0
Net Charge Offs (Recoveries)	0	0	0	0	0
Credit Provisions	(0)	0	0	0	0
Net Recognized Gains (losses) & Valuation Adjustments	0	0	0	0	0

End of Period Balances	$327	$0	$0	$0	$0
Average Amortized Cost During Period, Net of Credit Reserves	$124	$0	$0	$0	$0
Interest Income	$1	$0	$0	$0	$0
Yield	1.73%	0.00%	0.00%	0.00%	0.00%
Principal Value of Loans	$317	$0	$0	$0	$0
Credit Reserve	(0)	0	0	0	0
Net Premium to be Amortized	10	0	0	0	0

Residential Home Equity Lines of Credit	$327	$0	$0	$0	$0
Credit Reserve, Start of Period	$0	$0	$0	$0	$0
Net Charge-Offs	0	0	0	0	0
Credit Provisions	0	0	0	0	0

Credit Reserve, End of Period	$0	$0	$0	$0	$0
Delinquencies (90 days + FC + BK + REO)	$0	$0	$0	$0	$0
Delinquencies as % of HELOCs	0.00%	0.00%	0.00%	0.00%	0.00%
Net charge-offs as % of HELOCs (Annualized)	0.00%	0.00%	0.00%	0.00%	0.00%
Reserve as % of HELOCs	0.01%	0.00%	0.00%	0.00%	0.00%
Reserve as % of Delinquencies	0.00%	0.00%	0.00%	0.00%	0.00%

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
	2004	2004	2003	2003	2003
Consolidated Residential Loan Credit-Enhancement Securities
Start of Period Balances	$375	$379	$373	$393	$373
Acquisitions	75	38	78	23	11
Sales Proceeds (not including sales to consolidated Asset-Backed securities trusts)	0	(22)	0	0	(1)
Principal Pay Downs (including calls)	(48)	(35)	(117)	(37)	(39)
Net Amortization Income	9	9	10	11	10
Net Unrealized Gains (losses)	18	(12)	(12)	(21)	36
Net Recognized Gains (losses) & Valuation Adjustments	13	18	47	4	3

End of Period Balances	$442	$375	$379	$373	$393
Average Amortized Cost During Period, Net of Credit Reserves	$317	$287	$273	$271	$279
Interest Income	$16	$16	$17	$19	$18
Yield	20.27%	21.64%	25.49%	28.08%	25.77%
Principal Value of Redwood’s Credit-Enhancement Securities	$713	$634	$624	$604	$598
Internally Designated Credit Protection on Loans Credit-Enhanced	(236)	(217)	(201)	(178)	(205)
Net Discount to be Amortized	(122)	(111)	(123)	(145)	(113)

Net Investment in Credit-Enhancement Securities	$355	$306	$300	$281	$280
Net Unrealized Gains (losses)	87	69	79	92	113

Residential Loan Credit-Enhancement Securities	$442	$375	$379	$373	$393
Securities Senior to Redwood’s Interests	$96,322	$70,684	$67,463	$43,024	$51,168
Principal Value of Redwood’s Credit-Enhancement Securities	713	634	624	604	598
Securities Junior to Redwood’s Interests	70	44	46	52	58

Underlying Residential Real Estate Loan Balances	$97,105	$71,362	$68,133	$43,680	$51,824
Internally Designated Credit Protection on Loans Credit-Enhanced	$236	$217	$201	$178	$205
External Credit Enhancement on Loans Credit-Enhanced	70	44	46	52	58

Total Credit Protection (1)	$306	$261	$247	$230	$263
Delinquencies (90 days + FC + BK + REO)	$131	$143	$133	$178	$160
Redwood’s Net Charge-Offs	$(2)	$(0)	$(1)	$(1)	$(0)
Losses to Securities Junior to Redwood’s Interests	(0)	(0)	(1)	(0)	(0)

Total Underlying Loan Credit Losses	$(2)	$(0)	$(2)	$(1)	$(0)
Delinquencies as % of Underlying Loans	0.14%	0.20%	0.19%	0.41%	0.31%
Total Pool Credit Losses/Underlying Loans (Annualized)	0.01%	0.01%	0.01%	0.01%	0.01%
Total Credit Protection as % of Underlying Loans	0.32%	0.37%	0.36%	0.53%	0.51%
Total Credit Protection as % of Delinquencies	233%	183%	187%	129%	164%

(1)	Total credit protection represents the aggregate of the internally designated credit reserve and the amount of any junior securities with respect to each credit-enhanced security. The credit protection amount for any credit-enhanced security is only available to absorb losses on the pool of loans related to that security. To the extent such losses exceed the credit protection amount for that security, a charge-off of the net investment in that security would result.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
Commercial Real Estate Loans	2004	2004	2003	2003	2003
Start of Period Balances	$22	$22	$24	$35	$31
Acquisitions	17	0	0	1	4
Sales Proceeds (not including sales to consolidated asset-backed securities trusts)	(2)	0	0	(1)	0
Principal Pay Downs	(3)	0	0	(11)	0
Net Amortization Income	0	0	0	0	0
Credit Provisions	0	0	(1)	0	0
Net Recognized Gains (losses) & Valuation Adjustments	0	0	(1)	0	0

End of Period Balances	$34	$22	$22	$24	$35
Average Amortized Cost During Period, Net of Credit Reserves	$26	$22	$23	$30	$33
Interest Income	$0.9	$0.7	$0.2	$0.9	$1.0
Yield	13.29%	12.56%	4.16%	12.33%	11.59%
Principal Value of Loans	$43	$31	$31	$31	$42
Credit Reserve and Credit Protection	(8)	(8)	(8)	(7)	(7)
Net Discount to be Amortized	(8)	(1)	(1)	(0)	(0)

Commercial Mortgage Loans	$34	$22	$22	$24	$35
Commercial Real Estate Loan Delinquencies	$0	$0	$0	$0	$1
Commercial Real Estate Loan Net Charge-Offs	$0	$0	$0	$0	$0
Commercial Real Estate Loan Credit Provisions	$0	$0	$1	$0	$0
Commercial Real Estate Loan Credit Reserves and Credit Protection	$8	$8	$8	$7	$7

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
Securities Portfolio	2004	2004	2003	2003	2003
Start of Period Balances	$937	$845	$605	$596	$366
Acquisitions	193	86	257	28	238
Sales Proceeds (not including sales to consolidated Asset-Backed securities trusts)	(9)	0	0	0	(4)
Principal Pay Downs	(10)	(10)	(17)	(13)	(12)
Net Amortization Income (Expense)	(1)	0	(1)	0	0
Net Unrealized Gains (losses)	0	16	4	(3)	8
Net Recognized Gains (losses) & Valuation Adjustments	(15)	0	(3)	(3)	0

End of Period Balances	$1,095	$937	$845	$605	$596
Average Amortized Cost During Period	$980	$862	$710	$603	$454
Interest Income	$11	$10	$8	$6	$5
Yield	4.30%	4.46%	4.40%	4.30%	4.46%
Principal Value of Securities	$1,097	$921	$833	$599	$587
Net (Discount) Premium to be Amortized	(7)	(4)	8	7	6
Net Unrealized Gains (losses)	5	20	4	(1)	3

Securities Portfolio	$1,095	$937	$845	$605	$596

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)
Differences Between GAAP Net Income and Estimated Total Taxable and REIT Taxable Income

	For the Three	For the six Months	For the Year
	Months Ended	Ended	Ended
	6/30/04	6/30/04	12/31/03
GAAP Net Income	$55.1	$105.9	$131.7
Amortization and credit provision expenses	16.2	22.9	39.3
Operating expenses	2.7	6.1	10.0
Stock options exercised	(0.5)	(12.3)	(4.0)
Provision for excise tax	0.2	0.5	1.2
Deferred tax benefit	(5.2)	(5.2)	—
Asset valuation adjustments	(3.1)	(3.5)	(7.1)

Estimated Total Taxable Income (1)	65.4	114.4	171.1
(Earnings)/losses from taxable subsidiaries	(6.1)	(9.0)	(7.7)

Estimated REIT taxable income (1)	$59.3	$105.4	$163.4

GAAP Income per share based on average diluted shares during period	$2.58	$5.08	$7.09
Total taxable income per share based on shares outstanding at period end (1)	$3.04	$5.52	$9.36
REIT taxable income per share based on shares outstanding at period end (1)	$2.76	$5.09	$8.94

(1)	Estimated total taxable income and estimated REIT taxable income are not GAAP performance measures but are important measures as they are the basis of our dividend distributions to shareholders.

[END]